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EXHIBIT 10.22

STANDSTILL AND INTEREST MODIFICATION AGREEMENT

AGREEMENT dated as of December 22, 2004 between Smart Online , Inc., a Delaware corporation (the "Company") and Tom Furr ("Creditor").

WHEREAS, Creditor holds a Promissory Note from the Company dated April 30, 2004 in the principal amount of $116,507.60, which is due to be paid in full on May 31, 2005 (the "2004 Note"), which Note replaced a prior demand promissory note dated October 13, 2003 (the "2003 Note") that was cancelled upon issuance of the 2004 Note; and

WHEREAS, Creditor and the Company have previously entered into a Standstill Agreement dated as of December 19, 2003 (the "First Standstill Agreement"), in which Creditor agreed to delay any collection efforts on the 2003 Note until May 31, 2004; and

WHEREAS, Creditor and the Company have previously entered into a Standstill Agreement and Interest Modification Agreement mistakenly dated as of December 19, 2003 (the "Second Standstill Agreement"), although it was executed in June 2004, in which Creditor agreed to delay any collection efforts on the 2004 Note until December 31, 2005; and

WHEREAS, Creditor and the Company desire to provide the Company with an additional six months of standstill to June 30, 2006, if the Company fails to raise substantial capital during 2005, but also desire to provide for earlier payment, if the Company raises substantial capital; and

WHEREAS, Creditor and the Company desire to terminate the Second Standstill Agreement and replace it with this Agreement.

NOW, THEREFORE, it is hereby agreed that:

(1) The Second Standstill Agreement is hereby terminated effective the date of this Agreement.

(2) Creditor shall refrain from making any effort to collect any amounts owed to Creditor by the Company on account of the 2004 Note, including, without limitation, foreclosing on any security interest that secures the 2004 Note, until the earlier to occur of (i) June 30, 2006 or (ii) at any time after January 1, 2005, that the Company shall receive gross proceeds from one or more debt or equity financings equal to or greater than $2,000,000 (the "Financing Condition").

(3) The 2004 Note is hereby amended such that if the Financing Condition occurs before the due date of the 2004 Note, the 2004 Note shall be due upon demand by Creditor.

(4) Effective June 1, 2004 the interest rate on the 2004 Note is Eight (8%) Percent.


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This Agreement is governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement.

SMART ONLINE, INC.                          CREDITOR:

By: /s/ Michael Nouri                       /s/ Thomas Furr
Title: Chief Executive Officer              Print Name: Thomas Furr